Household Consumer Loan Trust, 1996-2
Series 1996-2 Owner Trust Calculations
Due Period Ending	Sep 30, 2001
Payment Date	Oct 15, 2001

Calculation of Interest Expense

Index (LIBOR)	3.487500%
Accrual end date, accrual beginning date and days in Interest Period	Oct 15, 2001	Sep 17, 2001	28
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	132,656,332	27,528,410	35,780,501	26,016,011	11,484,633	21,748,176
Previously unpaid interest/yield	0.00	0.00	0.00	0.00	0.00
Spread to index	0.17%	0.32%	0.42%	0.65%	1.00%
Rate (capped at 13%, 15%, 15%, 15%, 16%)	3.657500%	3.807500%	3.907500%	4.137500%	4.487500%
Interest/Yield Payable on the Principal Balance	377,370	81,522	108,743	83,721	40,085
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	377,370	81,522	108,743	83,721	40,085
Interest/Yield Paid	377,370	81,522	108,743	83,721	40,085

Summary

Beginning Security Balance	132,656,332	27,528,410	35,780,501	26,016,011	11,484,633	21,748,176
Beginning Adjusted Balance	132,656,332	27,528,410	35,780,501	26,016,011	11,484,633
Principal Paid	4,206,410	872,915	1,134,585	824,957	364,173	742,863
Ending Security Balance	128,449,922	26,655,495	34,645,916	25,191,054	11,120,460	21,058,483
Ending Adjusted Balance	128,449,922	26,655,495	34,645,916	25,191,054	11,120,460
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	128,503,092	26,655,495	34,645,916	25,191,054	11,120,460
Minimum Adjusted Balance		18,800,000	24,500,000	17,800,000	7,900,000	14,800,000
Certificate Minimum Balance					7,488,765
Ending OC Amount as Holdback Amount						15,961,760
Ending OC Amount as Accelerated Prin Pmts						5,096,723

Beginning Net Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.4752776	$1.5605346	$1.6015156	$1.6957863	$1.0867147
Principal Paid per $1000	$5.2977456	$16.7096958	$16.7096455	$16.7096816	$9.8729320